Exhibit 99.2

VBP101 Clinical Update December 7, 2022

Disclaimer

This presentation (the "Presentation") contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 about Vor Biopharma Inc. ("Vor," "Vor Bio" or the "Company") that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this Presentation, are forward looking statements including, but not limited to, terms such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "project," "should," "target," "vision," "will," "would," or other similar expressions. Such forward-looking statements in this Presentation include those regarding Vor Bio's plans, strategies and expectations for its preclinical and clinical programs, including the anticipated milestones and related catalysts of such programs. Vor Bio may not actually achieve the plans, intentions, or expectations disclosed in these forward-looking statements. These forward-looking statements should not be relied upon as representing Vor Bio's views as of any date subsequent to the date of this Presentation. Factors that could cause actual results to differ include, but are not limited to, Vor Bio's dependence on its product candidates VOR33 (trem-cel) and VCAR33^{ALLO}, the risks inherent in biopharmaceutical product development and clinical trials, including the lengthy and uncertain regulatory approval process, uncertainties related to the timing of initiation, enrollment and completion of clinical trials, whether the clinical trials will validate the safety and efficacy of VOR33 (trem-cel) and VCAR33 programs in acute myeloid leukemia or other indications, and the impact of the COVID-19 pandemic on Vor Bio's business, operations, strategy and anticipated milestones, among others. The first patient data presented herein is preliminary and is subject to change. These results may not be reproduced in subsequent patients. These and other risks are described in greater detail under the caption "Risk Factors" in Vor Bio's reports filed with the Securities and Exchange Commission ("SEC"), and in other filings that Vor may make with the SEC in the future. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. In addition, the forward-looking statements included in this Presentation represent our views as of the date of this Presentation. We anticipate that subsequent events and developments will cause our views to change. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, the occurrence of certain events or otherwise.

Certain information contained in this Presentation relates to or is based on studies, publications, surveys and other data obtained from third party sources and Vor Bio's own internal estimates and research. While we believe these third-party sources to be reliable as of the date of this Presentation, it has not independently verified, and makes no representation as to the adequacy, fairness, accuracy or completeness of any information obtained from third party sources. In addition, the third party information included in this Presentation may involve a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Finally, while we believe our own internal research is reliable, such research has not been verified by any independent source.

VCAR33^{AUTO} and NMDP-Sponsored Trial. A T cell therapy using the same chimeric antigen receptor construct as VCAR33^{ALLO} is being studied in a Phase 1/2 clinical trial sponsored by the National Marrow Donor Program ("NMDP"), and timing of data release is dependent on the investigators conducting the trial. Although we are not the sponsor of this trial, the NMDP has permitted us to cross-reference its IND for this trial in future IND applications that we may submit with the FDA. For more information regarding the NMDP trial, see "Risk Factors – We have not successfully tested our product candidates in clinical trials and any favorable preclinical results are not predictive of results that may be observed in clinical trials" in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC and such other filings that we may make with the SEC from time to time.

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VOR

Today’s Agenda Agenda Speaker Agenda Speaker Robert Ang, MBBS, MBA, President & CEO, Vor Bio Introductory Remarks Siddhartha Mukherjee, MD, DPhil, Founder of Vor Bio Overview of VBP101 Eyal Attar, MD, Chief Medical Officer, Vor Bio VBP101 Clinical Trial Results Brenda Cooper, MD, Professor of Medicine & Investigator, VBP101 Study Vor Bio Platform Tirtha Chakraborty, PhD, Chief Scientific Officer, Vor Bio Closing Remarks Robert Ang, MBBS, MBA, President & CEO, Vor Bio Q&A 3

Our Founding Siddhartha Mukherjee, MD, DPhil, Founder of Vor Bio

A Radically Protect the Healthy Cells, Simplistic Idea Expose the Cancer 5

From Vision To Reality Scale Infrastructure Expertise 6

Vor Bio’s Vision Robert Ang, MBBS, MBA, President & CEO, Vor Bio

Changing the Thinking on Tumor Targeting Traditional Paradigm Vor Bio Paradigm: Problem for Drug Development Engineered HSCs (eHSCs) Cancer Healthy Cancer cell cell cell Few unique cancer antigens, so Remove target expression Target cancer antigens drugs kill both cancer and healthy on healthy cells so that killing to kill cancer cells cells through on-target toxicity is cancer-specific 8

Can We Establish a New Standard of Care for AML? AML Journey Induction, Watchful waiting Relapse Consolidation Diagnosis Transplant • Ideal treatment window • Few effective • However, fragile marrow treatment options Opportunity: • 2-year survival is <20% eatment-resistant ansplant enabling post-transplant therapy 9

Key Questions To Create Protected eHSC Transplants Do biologically Can eHSCs be dispensable produced at scale, targets exist? in time, and with quality? Will eHSC transplants engraft and function normally? Can eHSCs enable safe dosing of heme-toxic therapies? 10

Overview of VBP101 Eyal Attar, MD, Chief Medical Officer, Vor Bio

Goals for Our First eHSC in Patients With AML 1 Manufacturing Streamlined process with high editing efficiency 2 Engraftment Successful timely neutrophil engraftment, platelet recovery 3 Reconstitution Repopulate blood system and fully functional cells 4 Safety Disease status and AEs consistent with traditional HCTs 5 Protection Reduce on-target heme toxicity from Mylotarg 13

VBP101 Clinical Trial Results Brenda Cooper, MD, Professor of Medicine & Investigator, VBP101 Study

AML Background • AML is a fatal disease with poor outcomes Post-Transplant Overall Survival • Patients with high-risk disease are referred for allogeneic hematopoietic cell transplantation (HCT) • Approximately 40-50% of AML patients have MRD+ or residual disease at the time of HCT • Outcomes for these patients are particularly poor • Relapse rate is considerable even in patients without detectable MRD Araki et al (2016) JCO 34:329 16

Transplant Outcomes • AML relapse is the leading cause of death after HCT There are no approved post-HCT maintenance Post-Transplant Relapse • therapies • Targeted treatments are generally confined to small subgroups of patients • For patients who relapse post-HCT, treatments are limited and poorly tolerated due in large part to myelosuppression • Treatments that address the majority of AML are desperately needed Araki et al (2016) JCO 34:329 17

CD33, Mylotarg, and Trem-cel • CD33 expressed on most AML and on normal hematopoietic cells • alone Mylotarg or in (gemtuzumab combination ozogamicin), with chemotherapy is an anti for -CD33 favorable ADC approved risk patients, in front and for line R/R AML AML • Could setting potentially be used post-HCT to prevent or treat relapse in the post-HCT • Use is limited in large part due to myelosuppression • editing Trem-cel technology is an allogeneic donor stem cell graft where CD33 is deleted using CRISPR gene • CD33 shown to be dispensable for normal hematopoiesis in animal models • CD33 Trem- cel CAR is -T hypothesized cells, that target to enable AML cells use of while CD33 sparing -directed normal therapies, blood cells such as Mylotarg or 18

Patient 1 Characteristics and High-Risk AML Features

- 64-yo female with complex karyotype AML with MDS-related changes
- Required 2 courses of cytarabine and daunorubicin to achieve clinical CR (but MRD positive)
- 3 cycles high-dose cytarabine consolidation
- Disease relapsed with 5-10% blasts
- Referred for allogeneic HCT due to high risk factors
- Received 2 cycles of venetoclax + hypomethylating agent, achieved remission with MRD+ (1.8% by flow cytometry)
- 10/10 matched unrelated donor identified

Characteristic	High Risk AML Feature
Age	>60
Remission Status	Primary induction failure Relapsed AML
AML Type	AML with MDS changes
Karyotype: Adverse cytogenetics	41-44, X, -X[17] ,add (3) (p22) [2] , inv (3) (p25q21) [10] ,-5[19] ,+6 [5] ,der(8;17) (q10; q10), add(9) (q22), -11,add(12) (p11.2) [15] ,add (12) (p11.2) [5],-17[14] ,-18 [9], -19[11], add (19) (q13.3) [5] ,-22,+3-4 mar [cp20]
Molecular Features	Mutant DNMT3A, KDM6A, TP53
CR2 Status	Incomplete CR with MRD positive status by flow (1.8%)

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Protocol Treatment and Early Post-HCT Clinical Course

- Enrolled on VBP101 to receive trem-cel
- Sufficient PBSCs collected after GCSF and plerixafor mobilization for trem-cel manufacturing and backup graft

- D -9 to -1: Busulfan/fludarabine/melphalan/rATG
  - Tolerated well, no GVHD prophylaxis used with this type of HCT
- D0: Trem-cel infused: no related reactions or AEs
  - Standard supportive care given: prophylactic anti-microbials and blood product support
- Day +10: Neutrophil engraftment (1st of 3 consecutive days with ANC≥500)
- Day +15: Last platelet transfusion administered, discharged from hospital

Trem-cel Drug Product Characteristics	
Trem-cel $CD34^+$ dose	7.6×10^6 cells/kg
Total $CD34^+$ cells in drug product	544.5×10^6 cells
Total CD3 in drug product	$<0.6 \times 10^5$ cells/kg
CD33 gene editing efficiency	88%

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Peripheral Blood Neutrophil Engraftment Day 10 and Platelet Recovery Day 22 Median engraftment* Trem-cel Neutrophil Engraftment Pt was transfused platelets at a threshold of 30k/µL *CTN 1301 trial (median for CD34 selected graft), Luznik 2021 JCO 40:356 21 due to prior subdural hematoma

Select Adverse Events Reported Post Trem-cel Infusion

Serious Adverse Events	Grade	Date Noted	Comments
Renal colic	3	D+50	Attributed to passed kidney stone
Deep venous thrombosis	3	D+50	Resolving

All Infections	Grade	Date Noted	Comments
Skin infection	2	D+21	Resolved
Skin infection	1	D+37	Ongoing
CMV reactivation	2	D+31	Resolving
BK virus (urine)	2	D+50	Asymptomatic

Hepatic AE	Grade	Date Noted	Comments
LFT elevation (AST/ALT)	2 1	D+36/+39 D+56/+56	Both attributed to anti-fungal therapy, resolved after discontinuation

No trem-cel related events reported

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Data cutoff: Day 87

Patient 1: CD33 expression, counts, and chimerism at day 28 and 60 assessments CD33 Negative Cells, % Day 28 Day 60 Blood Counts Day 28 Day 60 PB neutrophils 95 96 White blood cells (x1000/ìL) 3.9 3.4 PB monocytes 94 94 Hemoglobin (g/dL) 7.7 10 BM maturing myeloid 95 93 Platelets (x1000/ìL) 103 120 BM maturing monocytes 92 90 Absolute neutrophils/ìL 2300 2770 BM CD34+ 94 91 Absolute lymphocytes/ìL 510 180 PB: Peripheral Blood BM: Bone Marrow Lineage, % Donor Chimerism Day 28 Day 60 Whole blood 100 100 Myeloid 100 100 NK 100 100 T lymphoid QNS QNS B lymphoid QNS 100 QNS: Quantity Not Sufficient 23 For standard CD34-selected transplants, limited T/B lymphoid recovery expected through D+60

Historic Experience Following Single Dose Mylotarg CD33 Saturation Following Mylotarg Single Dose Reference: Mylotarg Phase 1 Study 100 Observed Neutropenia 80 >1,500 <200 (%) 60 cells/ìL cells/ìL Saturation 40 n=8 out of 9 Occurred within 14 days of infusion 20 regardless of study dose from 0 0.25 to 9 mg/m2 0.25 0.5 1 2 4 5 6 7.5 9 Mylotarg Dose (mg/m2) Sievers 1999 Blood 93:3678 Mylotarg ODAC 2017 24

Blood counts and LFTs following first Mylotarg administration Transplant Day D28 D60 D68 D73 D76 D84 D87 Mylotarg Day D1 D6 D9 D17 D20 Abs Neutrophils/ìL 2,300 2,770 2,260 3,140 3,490 3,330 3,250 Plt (x1000/ìL) 103 120 91 118 120 110 94 ALT (IU/L) 6 78 32 14 14 12 12 AST (IU/L) 17 49 15 14 15 15 15 Mylotarg dose No reported Mylotarg-related adverse events through Cycle 1, D20 (0.5 mg/m2) 25

Conclusions • First HCT of a patient with high risk, relapsed AML using trem-cel, a CD33-deleted allogeneic donor graft • Uneventful post-HCT course • Engraftment occurred rapidly and appears comparable to unedited cells • No unexpected post-HCT AEs • High percentage (>90%) sustained CD33-negative hematopoiesis • No cytopenias observed through Cycle 1, D20 following Mylotarg 0.5 mg/m2 dosing • Data suggest trem-cel may enable post-HCT Mylotarg and other CD33-directed therapies 26

Vor Bio Platform Tirtha Chakraborty, PhD, Chief Scientific Officer, Vor Bio

Vor Bio’s Novel Technology Platform Hematopoietic Genome CAR-T Stem Cells Engineering • Deletion of biologically- • Cas9, Cas ortholog • Allogeneic, healthy donor redundant targets enzymes, base editing cell source • Doing no harm to HSC • Single and multiplex • Single targets and function editing dual-specific CARs 28

Hematopoietic HSC Biology Platform Stem Cells Refine HSC identification and pre-clinical transplant modelling HSC Identity Transplant PoC Identified LT HSCs Retention of Stemness Primary Secondary 16 weeks 12 weeks 100 80 (%) 60 Frequency of True HSC Frequency in 40 Groups CD34s vivo Chimersim Bulk CD34+ 93.9%—20 CD34+ CD90+ Stem/Prog 14.6% 1 out of 6715 0 mPB CB 10x CD49f+ HSCs 2.22% 1 out of 2117 Primary Secondary “New panel” HSCs 0.18% 1 out of 210 29

CAR-T CAR-T Platform Multi-valent CAR and process improvement for drug product enrichment Multi-valent CAR Process enrichment 100 Input (Pre-Enrichment) Elution (Purified) 80 Cells 60 Viable 24.3% 94.4% of 40 % H SSC—20 SSC 0 CAR (protein L) UTD T Tandem UTD T Tandem UTD T Tandem UTD T Tandem HL-60WT HL-60CD33KO HL-60CLL-1KO HL-60DKO 31

Closing Remarks Robert Ang, MBBS, MBA, President & CEO, Vor Bio

Trem-cel: First Patient Data Observations To Date What Is Next? 1 Manufacturing Robust process • Confirmation of findings with Normal engraftment, 2 Engraftment additional patients complete chimerism • Test protection robustness with Normal CD33-negative repeat Mylotarg dosing and dose 3 Reconstitution myeloid development escalation • Potentially broaden eligibility No related SAEs or 4 Safety evidence of GvHD ALLO • VCAR33 : IND 1H 2023 • Trem-cel/VCAR33 Treatment System 5 Protection Tolerable at this dose 33

Q&A

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